Exhibit 10.10

ESCROW AGENT AGREEMENT

This ESCROW AGENT AGREEMENT (this “Agreement”) is entered into as of September 11, 2025, by and between Mercurity Fintech Holding Inc. (the “Escrow Agent”), Chaince Securities, LLC (the “Placement Agent”), and a Trident Digital Tech Holdings Ltd, a Cayman Islands exempted company (the “Company”). The Company, Placement Agent, and the Escrow Agent are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties desire to establish an escrow arrangement for the safekeeping and disbursement of certain assets;

WHEREAS, such assets may consist of cash in U.S. dollars or other fiat currencies, and/or cryptocurrency or other digital assets supported by the Escrow Agent (collectively, the “Escrow Property”);

WHEREAS, the Parties wish to set forth the terms and conditions under which the Escrow Property shall be deposited, held, and released;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

ARTICLE 1 – ESTABLISHMENT OF ESCROW

1.1 Escrow Property. The Escrow Agent shall establish and maintain one or more accounts or wallets (the “Escrow Account” and/or the “Escrow Wallet”) to hold the Escrow Property.

1.2 Deposits. (a) Cash deposits shall be made by wire transfer to the Escrow Account designated by the Escrow Agent. (b) Cryptocurrency deposits shall be made to a digital wallet address designated and controlled by the Escrow Agent. The details of such account, including bank name, routing number, and account number, are provided as follows:

Digital Asset Payment：

Please ensure the amount sent is equivalent to your committed

USD subscription value.

1.3 Release of Escrow Property. The Escrow Agent shall release the Escrow Property only upon (i) joint written instructions of the Company and the Placement Agent, (ii) a final, non-appealable court order, or (iii) as otherwise provided in this Agreement. If investors deposit USDC, the Escrow Agent shall receive such USDC and, upon release, convert the required amount into U.S. dollars and wire the net proceeds to the Company’s designated bank account.

ARTICLE 2 – DUTIES OF ESCROW AGENT

2.1 Limited Role. The Escrow Agent shall act solely as a stakeholder and shall not be deemed a trustee or fiduciary for any Party.

2.2 No Investment Responsibility. The Escrow Agent shall have no responsibility for investment of the Escrow Property unless expressly instructed in writing by the Parties.

2.3 No Liability for Cryptocurrency Risks. The Escrow Agent shall not be responsible for fluctuations in value of any cryptocurrency, delays, network failures, gas or transaction fees, or other blockchain-related risks, provided that the Escrow Agent acts in good faith and with ordinary care.

ARTICLE 3 – FEES AND EXPENSES

The Company shall pay the Escrow Agent a fee equal to 1% of the aggregate amount deposited into the Escrow Account. The Company shall also reimburse the Escrow Agent for reasonable out-of-pocket expenses, including transaction fees incurred in connection with cryptocurrency transfers.

ARTICLE 4 – REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants that it has the power and authority to enter into this Agreement and that the execution of this Agreement has been duly authorized.

ARTICLE 5 – INDEMNIFICATION AND LIMITATION OF LIABILITY

Placement Agent and the Company agree, severally but not jointly, to indemnify and hold the Escrow Agent and its employees, officers, directors and agents (the “Indemnified Parties”) harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, (including, without limitation, negative interest, attorney’s fees and expenses and the costs of enforcement of this Escrow Agreement or any provision thereof), which an Indemnified Party may incur by reason of acting as or on behalf of the Escrow Agent under this Escrow Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be have been finally adjudicated to have been directly caused by the Escrow Agent’s fraud, gross negligence or willful misconduct. Placement Agent and the Company agree, severally but not jointly, to pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent with respect to any amounts that it is obligated to pay in the way of such taxes. The terms of this paragraph shall survive termination of this Agreement.

THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION, OR (III) AMOUNT IN EXCESS OF THE ESCROW FUNDS.

ARTICLE 6 – TERM AND TERMINATION

The Company and Placement Agent may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice. In the event of such termination, the Company and Placement Agent shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and Placement Agent, turn over to such successor escrow agent all of the Escrow Funds Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement. If the Company has failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of the notice of termination, the Escrow Agent shall be entitled, at its sole discretion and at the expense of the Company, to (a) return the Escrow Funds to the Company, or (b) petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the parties.

ARTICLE 7 – MISCELLANEOUS

7.1 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each Party and Escrow Agent hereby consents to the exclusive personal jurisdiction of the courts located in the State of Delaware in the event of a dispute arising out of or under this Agreement. Each Party and Escrow Agent hereby irrevocably waives any objection to the laying of the venue of any suit, action or proceeding and irrevocably submits to the exclusive jurisdiction of such court in such suit, action or proceeding.

7.2 Entire Agreement. This Agreement and the Exhibits attached hereto (as updated from time to time in accordance herewith) set forth the entire agreement and understanding of the parties related to the Escrow Amount. If a court of competent jurisdiction declares a provision invalid, it will be ineffective only to the extent of the invalidity, so that the remainder of the provision and Escrow Agreement will continue in full force and effect.

7.3 Amendment. This Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by each of the Parties and the Escrow Agent.

7.3 Termination. This Agreement will terminate upon the Final Termination Date.

7.4 IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT - To help the United States government fight the funding of terrorism or money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens a new account. What this means for the parties to this Agreement: the Escrow Agent will ask for your name, address, date of birth, and other information that will allow the Escrow Agent to identify you (e.g., your social security number or tax identification number.) The Escrow Agent may also ask to see your driver’s license or other identifying documents (e.g., passport, evidence of formation of corporation, limited liability company, limited partnership, etc., certificate of good standing.)

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IN WITNESS WHEREOF, the Parties have duly executed this Escrow Agreement as of the date first set forth above.

Mercurity Fintech Holding Inc.

By:	/s/ Shi Qiu
Name:	Shi Qiu
Title:	CEO

Chaince Securities, LLC

By:	/s/ Wilfred Daye
Name:	Wilfred Daye
Title:	CEO

Trident Digital Tech Holdings Ltd

By:	/s/ William Lim
Name:	William Lim
Title:	CEO

Exhibit A

Form of Written Direction